CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Schwab Capital Trust of our reports dated December 15, 2017, relating to the financial statements and financial highlights, which appear in Laudus International MarketMasters Fund, Laudus Small-Cap MarketMasters Fund, Schwab Balanced Fund, Schwab Core Equity Fund, Schwab Dividend Equity Fund, Schwab Fundamental Emerging Markets Large Company Index Fund, Schwab Fundamental International Large Company Index Fund, Schwab Fundamental International Small Company Index Fund, Schwab Fundamental US Large Company Index Fund, Schwab Fundamental US Small Company Index Fund, Schwab Health Care Fund, Schwab Hedged Equity Fund, Schwab International Core Equity Fund, Schwab International Index Fund, Schwab Large-Cap Growth Fund, Schwab MarketTrack All Equity Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab MarketTrack Growth Portfolio, Schwab S&P 500 Index Fund, Schwab Small-Cap Equity Fund, Schwab Small-Cap Index Fund, Schwab Target 2010 Fund, Schwab Target 2015 Fund, Schwab Target 2020 Fund, Schwab Target 2025 Fund, Schwab Target 2030 Fund, Schwab Target 2035 Fund, Schwab Target 2040 Fund, Schwab Target 2045 Fund, Schwab Target 2050 Fund, Schwab Target 2055 Fund, Schwab Target 2060 Fund and Schwab Total Stock Market Index Fund’s (thirty-four of the funds constituting Schwab Capital Trust) Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Portfolio Holdings Disclosure” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 23, 2018